Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
January 26, 2023	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Record Earnings

for the Year of 2022

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported record earnings for the year of 2022 of $379.6 million as compared to earnings of $367.7 million for the year of 2021. Earnings per diluted share for the year of 2022 were $2.80 as compared to earnings per diluted share of $2.83 for the year of 2021. Earnings for the fourth quarter of 2022 were $99.8 million, or $0.74 per diluted share, as compared to earnings of $102.6 million, or $0.76 per diluted share, for the third quarter of 2022.

“With strong performance in the fourth quarter, 2022 finishes as one of the best years in our company’s long history,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “Record earnings, record loan growth, and one of the best Total Shareholder Returns in the industry highlight the year’s results. Looking ahead to 2023, our strong profitability, robust capital, disciplined expense control, and conservative credit culture have us well-positioned for success.”

Year of 2022 results produced returns on average assets, average equity and average tangible equity, a non-GAAP measure, of 1.31%, 8.25% and 14.11%, respectively, compared to returns on average assets, average equity and average tangible equity of 1.35%, 8.30% and 14.18%, respectively, for the year of 2021. For the fourth quarter of 2022, United’s annualized returns on average assets, average equity and average tangible equity were 1.36%, 8.80% and 15.28%, respectively, compared to annualized returns on average assets, average equity and average tangible equity of 1.41%, 8.96% and 15.46%, respectively, for the third quarter of 2022.

The fourth quarter and year of 2022 were highlighted by record net interest income of $249.4 million and $896.4 million, respectively, driven by strong loan growth and net interest margin expansion achieved during the quarter and throughout the year of 2022. Annualized loan growth, excluding Paycheck Protection Program (“PPP”) loans, for the fourth quarter and year of 2022 was 18% and 16%, respectively. Fourth quarter 2022 net interest margin of 3.87% increased 9 basis points from the third quarter of 2022 and 93 basis points from the fourth quarter of 2021.

The provision for credit losses for the fourth quarter of 2022 was $16.4 million, an increase of $8.7 million from the third quarter of 2022, primarily due to loan growth and the impact of reasonable and supportable forecasts of future macroeconomic conditions. The expense for the reserve for unfunded loan commitments for the fourth quarter of 2022 was $6.5 million as compared to a net benefit of $2.9 million for the third quarter of 2022. The change was primarily due to an increase in the outstanding balance of loan commitments. The provision for credit losses was $18.8 million for the year of 2022 as compared to a net benefit of $24.0 million for the year of 2021. Current credit quality metrics remain strong. Net charge-offs remain historically low and the ratio of annualized net charge-offs as a percentage of average loans & leases, net of unearned income was 0.02% for the fourth quarter of 2022. Non-performing loans as a percentage of loans and leases, net of unearned income was a low 0.29% at December 31, 2022.

United Bankshares, Inc. Announces…

January 26, 2023

Page Two

Fourth quarter of 2022 compared to the third quarter of 2022

Net interest income for the fourth quarter of 2022 increased $8.8 million, or 4%, from the third quarter of 2022. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the fourth quarter of 2022 also increased $8.8 million, or 4%, from the third quarter of 2022. The increase in net interest income and tax-equivalent net interest income was primarily due to higher interest income on earning assets driven by rising market interest rates, organic loan growth and a change in the asset mix to higher earning assets. This increase in net interest income and tax-equivalent net interest income was partially offset by higher interest expense primarily driven by deposit rate repricing and higher average balances of long-term borrowings. In addition, PPP loan fee income was lower on a linked quarter basis. The interest rate spread for the fourth quarter of 2022 was 3.40%. The average yield on earning assets increased 63 basis points to 4.77% from the third quarter of 2022. An increase in average earning assets of $304.0 million, or 1%, from the third quarter of 2022 was driven by an increase in average net loans and loans held for sale of $689.2 million partially offset by a decrease of $202.9 million in average investment securities and a decrease of $182.3 million in short-term investments. The average cost of funds increased 81 basis points to 1.37% from the third quarter of 2022. The average yield on interest-bearing deposits increased 70 basis points to 1.16% from the third quarter of 2022. Average long-term borrowings increased $633.0 million from the third quarter of 2022. Net PPP loan fee income decreased $1.3 million to $342 thousand for the fourth quarter of 2022. The net interest margin of 3.87% for the fourth quarter of 2022 was an increase of 9 basis points from the net interest margin of 3.78% for the third quarter of 2022.

The provision for credit losses was $16.4 million for the fourth quarter of 2022 as compared to $7.7 million for the third quarter of 2022. The increase in the provision for credit losses was primarily due to loan growth and the impact of reasonable and supportable forecasts of future macroeconomic conditions.

Noninterest income for the fourth quarter of 2022 decreased $1.9 million, or 6%, from the third quarter of 2022. The decrease in noninterest income was primarily due to a decrease of $1.8 million in income from mortgage banking activities. The decrease in income from mortgage banking activities was mainly due to lower mortgage loan origination and sale volume and a lower margin on loans sold in the secondary market.

Noninterest expense for the fourth quarter of 2022 of $137.5 million was flat from the third quarter of 2022, increasing $346 thousand, or less than 1%. An increase in the expense for the reserve for unfunded commitments of $9.4 million was mostly offset primarily by decreases of $5.2 million in other noninterest expense and $2.1 million in employee compensation. The increase in the expense for the reserve for unfunded loan commitments reflects an increase in the outstanding balance of loan commitments at quarter end. The decrease in other noninterest expense was primarily driven by a $3.9 million partial recovery of a third quarter accrual that related to a litigation matter with a former commercial customer which was settled during the fourth quarter as well as lower amounts of certain general operating expenses. Partially offsetting the decrease in other noninterest expense was an increase in charitable contributions of $1.8 million from the third quarter of 2022. The decrease in employee compensation was primarily due to lower employee commissions related to mortgage banking production.

United Bankshares, Inc. Announces…

January 26, 2023

Page Three

For the fourth quarter of 2022, income tax expense was $26.6 million as compared to $25.9 million for the third quarter of 2022. The increase of $689 thousand was due to a higher effective tax rate partially offset by lower earnings. United’s effective tax rate was 21.1% and 20.2% for the fourth and third quarter of 2022, respectively.

Fourth quarter of 2022 compared to the fourth quarter of 2021

Earnings for the fourth quarter of 2022 were $99.8 million, or $0.74 per diluted share, as compared to earnings of $73.9 million, or $0.56 per diluted share, for the fourth quarter of 2021. United completed its acquisition of Community Bankers Trust Corporation (“Community Bankers Trust”) on December 3, 2021. The fourth quarter of 2021 included merger-related expenses associated with the Community Bankers Trust acquisition of $20.4 million.

Net interest income for the fourth quarter of 2022 increased $65.7 million, or 36%, from the fourth quarter of 2021. Tax-equivalent net interest income for the fourth quarter of 2022 increased $65.8 million, or 36%, from the fourth quarter of 2021. The increase in net interest income and tax-equivalent net interest income was primarily due to the impact of rising market interest rates on earning assets, an increase in average earning assets from the Community Bankers Trust acquisition as well as organic loan growth, and a change in the asset mix to higher earning assets. These increases were partially offset by higher interest expense primarily driven by deposit rate repricing, lower PPP loan fee income and lower acquired loan accretion income. The interest rate spread for the fourth quarter of 2022 increased 55 basis points from the fourth quarter of 2021 to 3.40% due to a 164 basis point increase in the average yield on earning assets partially offset by a 109 basis point increase in the average cost of funds. Average earning assets for the fourth quarter of 2022 increased $806.8 million, or 3%, from the fourth quarter of 2021 due to a $2.7 billion increase in average net loans and loans held for sale and a $971.9 million increase in average investment securities partially offset by a $2.9 billion decrease in average short-term investments. Net PPP loan fee income was $342 thousand and $5.0 million for the fourth quarter of 2022 and 2021, respectively, a decrease of $4.7 million. Acquired loan accretion income was $4.7 million and $6.2 million for the fourth quarter of 2022 and 2021, respectively, a decrease of $1.5 million. The net interest margin of 3.87% for the fourth quarter of 2022 was an increase of 93 basis points from the net interest margin of 2.94% for the fourth quarter of 2021.

The provision for credit losses was $16.4 million for the fourth quarter of 2022 as compared to a net benefit of $7.4 million for the fourth quarter of 2021. The increase in the provision for credit losses was primarily due to loan growth and the impact of reasonable and supportable forecasts of future macroeconomic conditions. Partially offsetting the fourth quarter of 2021 net benefit was a provision for loan losses of $12.3 million recorded on purchased non-credit deteriorated (“non-PCD”) loans from Community Bankers Trust.

Noninterest income for the fourth quarter of 2022 was $30.9 million, which was a decrease of $23.2 million, or 43%, from the fourth quarter of 2021. The decrease in noninterest income was driven by a $22.7 million decrease in income from mortgage banking activities mainly due to lower mortgage loan origination and sale volume and a lower margin on loans sold in the secondary market.

United Bankshares, Inc. Announces…

January 26, 2023

Page Four

Noninterest expense for the fourth quarter of 2022 was $137.5 million, a decrease of $14.3 million, or 9%, from the fourth quarter of 2021 primarily due to decreases of $14.0 million in employee compensation and $3.4 million in data processing expense partially offset by an increase of $2.1 million in other noninterest expense. The decrease in employee compensation was primarily due to lower employee commissions and incentives related to mortgage banking production and the impact of $2.5 million of merger-related expenses recognized in the fourth quarter of 2021. Data processing expense for the fourth quarter of 2021 included $3.5 million of merger-related expenses associated with the Community Bankers Trust acquisition. The increase in other noninterest expense was primarily driven by an increase in charitable contributions of $1.8 million from the fourth quarter of 2021 and higher amounts of certain general operating expenses offset by a partial recovery of an accrual related to a prior litigation matter with a former commercial customer which was settled during the fourth quarter of 2022.

For the fourth quarter of 2022, income tax expense was $26.6 million as compared to $19.5 million for the fourth quarter of 2021. The increase of $7.1 million was primarily due to higher earnings and a slightly higher effective tax rate. United’s effective tax rate was 21.1% for the fourth quarter of 2022 and 20.9% for the fourth quarter of 2021.

Year of 2022 compared to the year of 2021

Earnings for the year of 2022 were a record $379.6 million as compared to earnings of $367.7 million for the year of 2021. Earnings per diluted share for the year of 2022 were $2.80 as compared to earnings per diluted share of $2.83 for the year of 2021.

Net interest income for the year of 2022 increased $153.7 million, or 21%, from the year of 2021. Tax-equivalent net interest income for the year of 2022 increased $153.9 million, or 21%, from the year of 2021. The increase in net interest income and tax-equivalent net interest income was primarily due to the impact of rising market interest rates on earning assets, an increase in average earning assets from the Community Bankers Trust acquisition as well as organic loan growth and a change in the asset mix to higher earning assets. These increases were partially offset by higher interest expense primarily driven by deposit rate repricing, lower PPP loan fee income and lower acquired loan accretion income. The interest rate spread for the year of 2022 increased 30 basis points from the year of 2021 due to a 61 basis point increase in the average yield on earning assets partially offset by a 31 basis point increase in the average cost of funds. Average earning assets for the year of 2022 increased $1.5 billion, or 6%, from the year of 2021 due to a $1.7 billion increase in average net loans and loans held for sale and a $1.4 billion increase in average investment securities partially offset by a $1.6 billion decrease in average short-term investments. Net PPP loan fee income was $9.6 million and $33.2 million for the year of 2022 and 2021, respectively, a decrease of $23.6 million. Acquired loan accretion income was $18.3 million and $33.9 million for the year of 2022 and 2021, respectively, a decrease of $15.6 million. The net interest margin of 3.50% for the year of 2022 was an increase of 41 basis points from the net interest margin of 3.09% for the year of 2021.

The provision for credit losses was $18.8 million for the year of 2022 as compared to a net benefit of $24.0 million for the year of 2021. The increase in the provision for credit losses was primarily due to loan growth and the impact of reasonable and supportable forecasts of future macroeconomic conditions. Partially offsetting the year of 2021 net benefit was a provision for loan losses of $12.3 million recorded on non-PCD loans from Community Bankers Trust.

United Bankshares, Inc. Announces…

January 26, 2023

Page Five

Noninterest income for the year of 2022 was $153.3 million, which was a decrease of $124.9 million, or 45%, from the year of 2021. The decrease was driven by a $129.0 million decrease in income from mortgage banking activities mainly due to lower mortgage loan origination and sale volume and a lower margin on loans sold in the secondary market. BOLI income for the year of 2022 was $9.2 million, an increase of $2.3 million from the year of 2021 due to increased death benefits. Fees from deposit services for the year of 2022 were $40.6 million, an increase of $1.9 million from the year of 2021. Partially offsetting fees from deposit services was the impact of implemented changes to United’s overdraft policy during the third quarter of 2022.

Noninterest expense for the year of 2022 was $555.1 million, a decrease of $26.9 million, or 5%, from the year of 2021 driven by decreases in employee compensation of $37.6 million, employee benefits of $7.9 million and mortgage loan servicing expense and impairment of $5.1 million partially offset by an increase in other noninterest expense of $15.4 million. The decrease in employee compensation was due to lower employee commissions, incentives and overtime related to mortgage banking production and the impact of $2.5 million of merger-related expenses incurred in 2021. Employee benefits decreased primarily due to changes in deferred compensation plans resulting from market fluctuations. The decrease in mortgage loan servicing expense and impairment was primarily due to lower amortization of mortgage servicing rights (“MSR”) reflecting slower serviced loan prepayment speeds and lower serviced loan balances. The increase in other noninterest expense mainly resulted from higher amounts of certain general operating expenses primarily related to consulting and legal costs. Additionally, charitable contributions for the year of 2022 increased $1.4 million from the year of 2021.

For the year of 2022, income tax expense was $96.2 million as compared to $95.1 million for the year of 2021 due to higher earnings partially offset by a slightly lower effective tax rate. United’s effective tax rate was 20.2% for the year of 2022 and 20.6% for the year of 2021.

Credit Quality

United’s asset quality continues to be sound. At December 31, 2022, non-performing loans were $58.6 million, or 0.29% of loans & leases, net of unearned income, down from $90.8 million, or 0.50% of loans & leases, net of unearned income, at December 31, 2021. Total non-performing assets of $60.7 million, including other real estate owned (“OREO”) of $2.1 million at December 31, 2022, represented 0.21% of total assets as compared to non-performing assets of $105.6 million, including OREO of $14.8 million, or 0.36% of total assets at December 31, 2021.

As of December 31, 2022, the allowance for loan & lease losses was $234.7 million, or 1.14% of loans & leases, net of unearned income, as compared to $216.0 million, or 1.20% of loans & leases, net of unearned income, at December 31, 2021. Net charge-offs were $1.2 million for the fourth quarter of 2022 compared to net charge-offs of $125 thousand for the fourth quarter of 2021. Net charge-offs were $101 thousand for the year of 2022 compared to net charge-offs of $8.7 million for the year of 2021. Annualized net charge-offs as a percentage of average loans & leases, net of unearned income were 0.02% and 0.003% for the fourth quarter of 2022 and 2021, respectively. Net charge-offs as a percentage of average loans & leases, net of unearned income were zero and 0.05% for the for the year of 2022 and 2021, respectively.

United Bankshares, Inc. Announces…

January 26, 2023

Page Six

Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.4% at December 31, 2022, while estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.3%, 12.3% and 10.8%, respectively. The December 31, 2022 ratios reflect United’s election of a five-year transition provision, allowed by the Federal Reserve Board and other federal banking agencies in response to the COVID-19 pandemic, to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

During the year of 2022 and 2021, United repurchased, under a previously announced stock repurchase plan, shares of its common stock. United did not repurchase any shares of its common stock during the fourth quarter of 2022 or 2021. During the year of 2022, United repurchased approximately 2.3 million shares of its common stock at an average price per share of $34.69. During the year of 2021, United repurchased approximately 306 thousand shares of its common stock at an average price per share of $32.52.

About United Bankshares, Inc.

As of December 31, 2022, United had consolidated assets of approximately $29.5 billion. United is the parent company of United Bank which comprises nearly 250 offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Georgia, Pennsylvania, West Virginia, and Ohio. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2022 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2022 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, average tangible equity, return on average tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible equity can thus be considered the most conservative valuation of the company. Tangible equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, its colleagues, the communities United serves, and the domestic and global economy; uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets, interest rate, securities market and monetary supply fluctuations; increasing rates of inflation and slower growth rates; reform of LIBOR; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; competition; and changes in legislation or regulatory requirements. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Year Ended
EARNINGS SUMMARY:	December 2022	December 2021	September 2022	December 2022	December 2021
Interest income	$307,741	$195,194	$263,683	$1,001,990	$795,117
Interest expense	58,337	11,516	23,061	105,559	52,383

Net interest income	249,404	183,678	240,622	896,431	742,734
Provision for credit losses	16,368	(7,405)	7,671	18,822	(23,970)
Noninterest income	30,879	54,053	32,749	153,261	278,128
Noninterest expense	137,542	151,793	137,196	555,087	581,979

Income before income taxes	126,373	93,343	128,504	475,783	462,853
Income taxes	26,608	19,491	25,919	96,156	95,115

Net income	$99,765	$73,852	$102,585	$379,627	$367,738

PER COMMON SHARE:
Net income:
Basic	$0.74	$0.56	$0.76	$2.81	$2.84
Diluted	0.74	0.56	0.76	2.80	2.83
Cash dividends	$0.36	$0.36	0.36	1.44	1.41
Book value			32.98	33.52	34.60
Closing market price			$35.75	$40.49	$36.28
Common shares outstanding:
Actual at period end, net of treasury shares			134,631,647	134,745,122	136,392,758
Weighted average-basic	134,267,532	130,939,640	134,182,248	134,776,241	129,276,452
Weighted average-diluted	134,799,436	131,295,816	134,553,565	135,117,512	129,512,853
FINANCIAL RATIOS:
Return on average assets	1.36%	1.04%	1.41%	1.31%	1.35%
Return on average shareholders’ equity	8.80%	6.44%	8.96%	8.25%	8.30%
Return on average tangible equity (non-GAAP)(1)	15.28%	10.87%	15.46%	14.11%	14.18%
Average equity to average assets	15.45%	16.22%	15.75%	15.83%	16.26%
Net interest margin	3.87%	2.94%	3.78%	3.50%	3.09%

PERIOD END BALANCES:	December 31 2022	December 31 2021	December 31 2020	September 30 2022
Assets	$29,489,380	$29,328,902	$26,184,247	$29,048,475
Earning assets	26,135,400	26,083,089	23,172,403	25,648,264
Loans & leases, net of unearned income	20,558,166	18,023,648	17,591,413	19,700,080
Loans held for sale	56,879	504,416	718,937	210,075
Investment securities	4,872,604	4,295,749	3,186,184	4,923,694
Total deposits	22,303,166	23,350,263	20,585,160	22,863,377
Shareholders’ equity	4,516,193	4,718,628	4,297,620	4,440,086

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income	Three Months Ended
	December 2022	December 2021	September 2022	June 2022	March 2022
Interest & Loan Fees Income (GAAP)	$307,741	$195,194	$263,683	$227,771	$202,795
Tax equivalent adjustment	1,149	1,036	1,105	1,104	1,109

Interest & Fees Income (FTE) (non-GAAP)	308,890	196,230	264,788	228,875	203,904
Interest Expense	58,337	11,516	23,061	12,868	11,293

Net Interest Income (FTE) (non-GAAP)	250,553	184,714	241,727	216,007	192,611
Provision for Credit Losses	16,368	(7,405)	7,671	(1,807)	(3,410)
Noninterest Income:
Fees from trust services	4,411	4,327	4,384	4,294	4,127
Fees from brokerage services	3,729	3,699	4,016	4,115	4,552
Fees from deposit services	9,510	10,509	10,069	10,830	10,148
Bankcard fees and merchant discounts	1,673	1,580	1,857	1,671	1,379
Other charges, commissions, and fees	805	753	918	785	759
Income from bank-owned life insurance	1,402	1,223	1,472	4,120	2,194
Income from mortgage banking activities	4,620	27,342	6,422	12,445	19,203
Mortgage loan servicing income	2,218	2,435	2,302	2,328	2,387
Net gains (losses) on investment securities	51	(39)	(206)	1,182	(251)
Other noninterest income	2,460	2,224	1,515	1,838	1,527

Total Noninterest Income	30,879	54,053	32,749	43,608	46,025

Noninterest Expense:
Employee compensation	57,537	71,542	59,618	62,632	62,621
Employee benefits	10,296	10,819	10,750	12,047	12,851
Net occupancy	11,455	10,653	11,281	11,206	11,187
Data processing	7,463	10,852	7,614	7,549	7,371
Amortization of intangibles	1,379	1,509	1,379	1,379	1,379
OREO expense	202	887	1,708	46	182
Net losses (gains) on the sale of OREO properties	1,062	121	125	(454)	(33)
Equipment expense	6,868	6,819	7,807	7,310	7,335
FDIC insurance expense	3,248	2,626	3,063	3,004	2,673
Mortgage loan servicing expense and impairment	1,826	2,217	1,847	1,783	1,643
Expense for the reserve for unfunded loan commitments	6,492	6,094	(2,881)	5,899	5,237
Prepayment penalties on FHLB borrowings	0	15	0	0	0
Other noninterest expense	29,714	27,639	34,885	28,773	26,729

Total Noninterest Expense	137,542	151,793	137,196	141,174	139,175

Income Before Income Taxes (FTE) (non-GAAP)	127,522	94,380	129,609	120,248	102,871
Tax equivalent adjustment	1,149	1,036	1,105	1,104	1,109

Income Before Income Taxes (GAAP)	126,373	93,343	128,504	119,144	101,762
Taxes	26,608	19,491	25,919	23,531	20,098

Net Income	$99,765	$73,852	$102,585	$95,613	$81,664

MEMO: Effective Tax Rate	21.06%	20.88%	20.17%	19.75%	19.75%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income	Year Ended
	December 2022	December 2021	December 2020
Interest & Loan Fees Income (GAAP)	$1,001,990	$795,117	$798,382
Tax equivalent adjustment	4,467	4,218	3,888

Interest & Fees Income (FTE) (non-GAAP)	1,006,457	799,335	802,270
Interest Expense	105,559	52,383	108,609

Net Interest Income (FTE) (non-GAAP)	900,898	746,952	693,661
Provision for Credit Losses	18,822	(23,970)	106,562
Noninterest Income:
Fees from trust services	17,216	16,552	13,903
Fees from brokerage services	16,412	15,559	11,758
Fees from deposit services	40,557	38,689	34,833
Bankcard fees and merchant discounts	6,580	5,485	4,066
Other charges, commissions, and fees	3,267	2,990	2,596
Income from bank-owned life insurance	9,188	6,840	7,217
Income from mortgage banking activities	42,690	171,692	266,094
Mortgage loan servicing income	9,235	9,605	6,213
Net gain on the sale of bank premises	0	0	2,229
Net gains on investment securities	776	2,676	3,155
Other noninterest income	7,340	8,040	2,711

Total Noninterest Income	153,261	278,128	354,775

Noninterest Expense:
Employee compensation	242,408	279,970	274,661
Employee benefits	45,944	53,871	48,870
Net occupancy	45,129	42,034	41,303
Data processing	29,997	31,446	35,420
Amortization of intangibles	5,516	5,908	6,605
OREO expense	2,138	5,370	3,805
Net losses on the sale of OREO properties	700	54	1,972
Equipment expense	29,320	25,979	20,861
FDIC insurance expense	11,988	8,346	10,132
Mortgage loan servicing expense and impairment	7,099	12,246	9,431
Expense for the reserve for unfunded loan commitments	14,747	12,034	11,315
Prepayment penalties on FHLB borrowings	0	15	10,385
Other noninterest expense	120,101	104,706	103,486

Total Noninterest Expense	555,087	581,979	578,246

Income Before Income Taxes (FTE) (non-GAAP)	480,250	467,071	363,628
Tax equivalent adjustment	4,467	4,218	3,888

Income Before Income Taxes (GAAP)	475,783	462,853	359,740
Taxes	96,156	95,115	70,717

Net Income	$379,627	$367,738	$289,023

MEMO: Effective Tax Rate	20.21%	20.55%	19.66%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets
	December 2022 Q-T-D Average	December 2021 Q-T-D Average	December 31 2022	December 31 2021	September 30 2022
Cash & Cash Equivalents	$1,053,162	$3,913,480	$1,176,652	$3,758,170	$1,356,347
Securities Available for Sale	4,590,452	3,669,387	4,541,925	4,042,699	4,648,087
Less: Allowance for credit losses	0	0	0	0	0

Net available for sale securities	4,590,452	3,669,387	4,541,925	4,042,699	4,648,087
Securities Held to Maturity	1,020	1,020	1,020	1,020	1,020
Less: Allowance for credit losses	(19)	(27)	(18)	(19)	(19)

Net held to maturity securities	1,001	993	1,002	1,001	1,001
Equity Securities	7,305	12,161	7,629	12,404	7,314
Other Investment Securities	286,253	230,535	322,048	239,645	267,292

Total Securities	4,885,011	3,913,076	4,872,604	4,295,749	4,923,694

Total Cash and Securities	5,938,173	7,826,556	6,049,256	8,053,919	6,280,041

Loans held for sale	56,849	482,387	56,879	504,416	210,075
Commercial Loans & Leases	14,830,629	13,028,313	14,986,117	13,809,735	14,531,221
Mortgage Loans	4,045,587	2,908,187	4,158,226	3,008,410	3,756,692
Consumer Loans	1,430,837	1,240,676	1,435,820	1,233,162	1,434,572

Gross Loans	20,307,053	17,177,176	20,580,163	18,051,307	19,722,485
Unearned income	(23,110)	(27,666)	(21,997)	(27,659)	(22,405)

Loans & Leases, net of unearned income	20,283,943	17,149,510	20,558,166	18,023,648	19,700,080
Allowance for Loan & Lease Losses	(219,933)	(218,550)	(234,746)	(216,016)	(219,611)

Net Loans	20,064,010	16,930,960	20,323,420	17,807,632	19,480,469
Mortgage Servicing Rights	21,590	22,851	21,022	23,144	21,908
Goodwill	1,888,889	1,833,187	1,888,889	1,886,494	1,888,889
Other Intangibles	19,767	22,954	18,897	24,413	20,276
Operating Lease Right-of-Use Asset	72,666	75,254	71,144	81,942	74,043
Other Real Estate Owned	10,003	15,451	2,052	14,823	10,779
Bank Owned Life Insurance	478,516	455,545	480,184	478,067	478,518
Other Assets	558,901	402,135	577,637	454,052	583,477

Total Assets	$29,109,364	$28,067,280	$29,489,380	$29,328,902	$29,048,475

MEMO: Interest-earning Assets	$25,742,282	$24,935,489	$26,135,400	$26,083,089	$25,648,264

Interest-bearing Deposits	$15,166,408	$15,183,588	$15,103,488	$15,853,703	$15,244,554
Noninterest-bearing Deposits	7,507,329	7,148,327	7,199,678	7,496,560	7,618,823

Total Deposits	22,673,737	22,331,915	22,303,166	23,350,263	22,863,377
Short-term Borrowings	154,894	127,731	160,698	128,844	142,476
Long-term Borrowings	1,527,904	816,518	2,197,656	817,394	1,297,308

Total Borrowings	1,682,798	944,249	2,358,354	946,238	1,439,784
Operating Lease Liability	77,338	80,118	75,749	86,703	78,748
Other Liabilities	177,113	159,364	235,918	227,070	226,480

Total Liabilities	24,610,986	23,515,646	24,973,187	24,610,274	24,608,389

Preferred Equity	0	0	0	0	0
Common Equity	4,498,378	4,551,634	4,516,193	4,718,628	4,440,086

Total Shareholders’ Equity	4,498,378	4,551,634	4,516,193	4,718,628	4,440,086

Total Liabilities & Equity	$29,109,364	$28,067,280	$29,489,380	$29,328,902	$29,048,475

MEMO: Interest-bearing Liabilities	$16,849,206	$16,127,837	$17,461,842	$16,799,941	$16,684,338

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
Quarterly Share Data:	December 2022	December 2021	September 2022	June 2022	March 2022
Earnings Per Share:
Basic	$0.74	$0.56	$0.76	$0.71	$0.60
Diluted	$0.74	$0.56	$0.76	$0.71	$0.60
Common Dividend Declared Per Share	$0.36	$0.36	$0.36	$0.36	$0.36
High Common Stock Price	$44.15	$39.41	$40.85	$37.81	$39.80
Low Common Stock Price	$35.73	$33.34	$33.67	$33.11	$33.58
Average Shares Outstanding (Net of Treasury Stock):
Basic	134,267,532	130,939,640	134,182,248	134,623,061	136,058,328
Diluted	134,799,436	131,295,816	134,553,565	134,863,650	136,435,229
Common Dividends	$48,603	$46,564	$48,564	$48,544	$49,266
Dividend Payout Ratio	48.72%	63.05%	47.34%	50.77%	60.33%

	Year Ended
Year-to-Date Share Data:	December 2022	December 2021	December 2020
Earnings Per Share:
Basic	$2.81	$2.84	$2.40
Diluted	$2.80	$2.83	$2.40
Common Dividend Declared Per Share	$1.44	$1.41	$1.40
High Common Stock Price	$44.15	$42.50	$39.07
Low Common Stock Price	$33.11	$31.57	$19.67
Average Shares Outstanding (Net of Treasury Stock):
Basic	134,776,241	129,276,452	120,017,247
Diluted	135,117,512	129,512,853	120,090,232
Common Dividends	$194,977	$182,357	$171,876
Dividend Payout Ratio	51.36%	49.59%	59.47%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

EOP Share Data:	December 2022	December 2021	September 30 2022	June 30 2022	March 31 2022
Book Value Per Share	$33.52	$34.60	$32.98	$33.34	$33.77
Tangible Book Value Per Share (non-GAAP) (1)	$19.36	$20.59	$18.80	$19.14	$19.72
52-week High Common Stock Price	$44.15	$42.50	$40.85	$39.80	$42.50
Date	11/11/22	05/18/21	8/16/22	01/13/22	05/18/21
52-week Low Common Stock Price	$33.11	$31.57	$33.11	$31.74	$31.74
Date	5/2/22	01/29/21	5/2/22	09/20/21	9/20/21
EOP Shares Outstanding (Net of Treasury Stock):	134,745,122	136,392,758	134,631,647	134,580,646	136,068,439
Memorandum Items:
EOP Employees (full-time equivalent)	2,856	3,143	2,915	2,988	3,090

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$4,516,193	$4,718,628	$4,440,086	$4,487,050	$4,595,140
Less: Total Intangibles	(1,907,786)	(1,910,907)	(1,909,165)	(1,910,544)	(1,912,278)

Tangible Equity (non-GAAP)	$2,608,407	$2,807,721	$2,530,921	$2,576,506	$2,682,862
÷ EOP Shares Outstanding (Net of Treasury Stock)	134,745,122	136,392,758	134,631,647	134,580,646	136,068,439

Tangible Book Value Per Share (non-GAAP)	$19.36	$20.59	$18.80	$19.14	$19.72

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended December 2022			Three Months Ended December 2021			Three Months Ended September 2022
Selected Average Balances and Yields:	Average		Average	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$736,412	$8,946	4.82%	$3,609,066	$2,536	0.28%	$918,691	$6,834	2.95%
Investment securities:
Taxable	4,508,813	34,568	3.07%	3,514,971	14,307	1.63%	4,687,528	29,149	2.49%
Tax-exempt	376,198	2,717	2.89%	398,105	2,489	2.50%	400,400	2,783	2.78%

Total securities	4,885,011	37,285	3.05%	3,913,076	16,796	1.72%	5,087,928	31,932	2.51%
Loans and loans held for sale, net of unearned income (2)	20,340,792	262,659	5.13%	17,631,897	176,898	3.99%	19,645,486	226,022	4.57%
Allowance for loan losses	(219,933)			(218,550)			(213,824)

Net loans and loans held for sale	20,120,859		5.18%	17,413,347		4.04%	19,431,662		4.62%

Total earning assets	25,742,282	$308,890	4.77%	24,935,489	$196,230	3.13%	25,438,281	$264,788	4.14%

Other assets	3,367,082			3,131,791			3,396,154

TOTAL ASSETS	$29,109,364			$28,067,280			$28,834,435

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$15,166,408	$44,265	1.16%	$15,183,588	$8,820	0.23%	$15,308,177	$17,660	0.46%
Short-term borrowings	154,894	874	2.24%	127,731	166	0.52%	137,985	493	1.42%
Long-term borrowings	1,527,904	13,198	3.43%	816,518	2,530	1.23%	894,940	4,908	2.18%

Total interest-bearing liabilities	16,849,206	58,337	1.37%	16,127,837	11,516	0.28%	16,341,102	23,061	0.56%

Noninterest-bearing deposits	7,507,329			7,148,327			7,664,032
Accrued expenses and other liabilities	254,451			239,482			287,201

TOTAL LIABILITIES	24,610,986			23,515,646			24,292,335
SHAREHOLDERS’ EQUITY	4,498,378			4,551,634			4,542,100

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,109,364			$28,067,280			$28,834,435

NET INTEREST INCOME		$250,553			$184,714			$241,727

INTEREST RATE SPREAD			3.40%			2.85%			3.58%
NET INTEREST MARGIN			3.87%			2.94%			3.78%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Year Ended December 2022			Year Ended December 2021
Selected Average Balances and Yields:	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$1,597,108	$22,950	1.44%	$3,162,814	$8,734	0.28%
Investment securities:
Taxable	4,532,713	105,780	2.33%	3,193,414	54,678	1.71%
Tax-exempt	410,037	10,983	2.68%	352,843	9,129	2.59%

Total securities	4,942,750	116,763	2.36%	3,546,257	63,807	1.80%
Loans and loans held for sale, net of unearned income (2)	19,389,485	866,744	4.47%	17,714,288	726,794	4.10%
Allowance for loan losses	(216,104)			(225,740)

Net loans and loans held for sale	19,173,381		4.52%	17,488,548		4.16%

Total earning assets	25,713,239	$1,006,457	3.91%	24,197,619	$799,335	3.30%

Other assets	3,360,609			3,058,476

TOTAL ASSETS	$29,073,848			$27,256,095

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$15,466,386	$80,237	0.52%	$14,927,845	$41,620	0.28%
Short-term borrowings	140,773	1,785	1.27%	132,489	693	0.52%
Long-term borrowings	1,014,655	23,537	2.32%	819,440	10,070	1.23%

Total interest-bearing liabilities	16,621,814	105,559	0.64%	15,879,774	52,383	0.33%

Noninterest-bearing deposits	7,580,624			6,709,510
Accrued expenses and other liabilities	269,970			236,123

TOTAL LIABILITIES	24,472,408			22,825,407
SHAREHOLDERS’ EQUITY	4,601,440			4,430,688

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,073,848			$27,256,095

NET INTEREST INCOME		$900,898			$746,952

INTEREST RATE SPREAD			3.27%			2.97%
NET INTEREST MARGIN			3.50%			3.09%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended
December	December	September	June	March
Selected Financial Ratios:	2022	2021	2022	2022	2022
Return on Average Assets	1.36%	1.04%	1.41%	1.32%	1.13%
Return on Average Shareholders’ Equity	8.80%	6.44%	8.96%	8.33%	6.96%
Return on Average Tangible Equity (non-GAAP) (1)	15.28%	10.87%	15.46%	14.23%	11.63%
Efficiency Ratio	49.07%	63.85%	50.19%	54.61%	58.59%
Price / Earnings Ratio	13.71	x	16.20	x	11.75	x	12.37	x	14.57	x

Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$99,765	$73,852	$102,585	$95,613	$81,664
(b) Number of Days	92	92	92	91	90
Average Total Shareholders’ Equity (GAAP)	$4,498,378	$4,551,634	$4,542,100	$4,606,186	$4,759,780
Less: Average Total Intangibles	(1,908,656)	(1,856,141)	(1,910,054)	(1,911,705)	(1,911,125)

(c) Average Tangible Equity (non-GAAP)	$2,589,722	$2,695,493	$2,632,046	$2,694,481	$2,848,655
Return on Average Tangible Equity (non-GAAP)\ [(a) / (b)] x 365 / (c)	15.28%	10.87%	15.46%	14.23%	11.63%

Year Ended
December	December	December
Selected Financial Ratios:	2022	2021	2020
Return on Average Assets	1.31%	1.35%	1.20%
Return on Average Shareholders’ Equity	8.25%	8.30%	7.30%
Return on Average Tangible Equity (non-GAAP) (1)	14.11%	14.18%	12.90%
Efficiency Ratio	52.88%	57.01%	55.36%
Price / Earnings Ratio	14.46	x	12.82	x	13.50x

Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$379,627	$367,738	$289,023
Average Total Shareholders’ Equity (GAAP)	4,601,440	4,430,688	3,956,969
Less: Average Total Intangibles	(1,910,377)	(1,837,609)	(1,716,738)

(b) Average Tangible Equity (non-GAAP)	$2,691,063	$2,593,079	$2,240,231
Return on Average Tangible Equity (non-GAAP) [(a) / (b)]	14.11%	14.18%	12.90%

Selected Financial Ratios:	December 31 2022	December 31 2021	December 31 2020	September 30 2022	June 30 2022
Loans & Leases, net of unearned income / Deposit Ratio	92.18%	77.19%	85.46%	86.16%	82.38%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income	1.14%	1.20%	1.34%	1.11%	1.13%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income	1.37%	1.37%	1.45%	1.32%	1.35%
Nonaccrual Loans / Loans & Leases, net of unearned income	0.12%	0.20%	0.36%	0.14%	0.15%
90-Day Past Due Loans/ Loans & Leases, net of unearned income	0.08%	0.10%	0.08%	0.09%	0.09%
Non-performing Loans/ Loans & Leases, net of unearned income	0.29%	0.50%	0.75%	0.35%	0.37%
Non-performing Assets/ Total Assets	0.21%	0.36%	0.59%	0.28%	0.29%
Primary Capital Ratio	16.11%	16.79%	17.22%	16.03%	16.34%
Shareholders’ Equity Ratio	15.31%	16.09%	16.41%	15.29%	15.59%
Price / Book Ratio	1.21	x	1.05	x	0.97	x	1.08	x	1.05	x

Note:
(2) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December	December	September	June	March
Mortgage Banking Segment Data:	2022	2021	2022	2022	2022
Applications	$447,951	$1,534,311	$785,529	$1,159,102	$1,696,504
Loans originated	399,706	1,287,629	552,487	955,152	1,006,363
Loans sold	$396,735	$1,273,014	$564,267	$1,072,623	$1,170,124
Purchase money % of loans closed	85%	69%	86%	86%	73%
Realized gain on sales and fees as a % of loans sold	1.82%	3.02%	2.13%	2.40%	2.98%
Net interest income	$2,654	$2,609	$2,758	$2,870	$2,317
Other income	10,693	30,921	13,749	21,468	23,397
Other expense	17,097	29,147	20,662	25,776	25,448
Income taxes	(810)	876	(820)	(285)	57
Net (loss) income	$(2,940)	$3,507	$(3,335)	$(1,153)	$209

	Year Ended
	December	December	December
Mortgage Banking Segment Data:	2022	2021	2020
Applications	$4,089,086	$8,088,453	$9,988,227
Loans originated	2,913,708	6,242,246	6,648,247
Loans sold	$3,203,749	$6,439,598	$6,393,394
Purchase money % of loans closed	81%	61%	47%
Realized gain on sales and fees as a % of loans sold	2.40%	3.31%	3.63%
Net interest income	$10,599	$10,497	$8,853
Other income	69,307	183,216	276,185
Other expense	88,983	138,508	140,628
Income taxes	(1,858)	11,275	27,698
Net (loss) income	$(7,219)	$43,930	$116,712

	December 31	December 31	September 30	June 30	March 31
Period End Mortgage Banking Segment Data:	2022	2021	2022	2022	2022
Locked pipeline	$68,654	$448,889	$131,846	$206,246	$412,809
Balance of loans serviced	$3,381,485	$3,698,998	$3,459,781	$3,534,607	$3,623,207
Number of loans serviced	23,510	25,198	23,859	24,226	24,677

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	December 31	December 31	September 30	June 30	March 31
Asset Quality Data:	2022	2021	2022	2022	2022
EOP Non-Accrual Loans	$23,685	$36,028	$28,244	$28,386	$34,093
EOP 90-Day Past Due Loans	15,565	18,879	18,254	16,443	15,179
EOP Restructured Loans (1)	19,388	35,856	23,155	25,504	30,582

Total EOP Non-performing Loans	$58,638	$90,763	$69,653	$70,333	$79,854
EOP Other Real Estate Owned	2,052	14,823	10,779	13,847	13,641

Total EOP Non-performing Assets	$60,690	$105,586	$80,432	$84,180	$93,495

	Three Months Ended
Allowance for Loan & Lease Losses:	December 2022	December 2021	September 2022	June 2022	March 2022
Beginning Balance	$219,611	$210,891	$213,729	$214,594	$216,016
Initial allowance for acquired PCD loans	0	12.629	0	0	0
Gross Charge-offs	(2,968)	(4,205)	(3,087)	(2,119)	(1,476)
Recoveries	1,734	4,080	1,299	3,060	3,456

Net (Charge-offs) Recoveries	(1,234)	(125)	(1,788)	941	1,980
Provision for Loan & Lease Losses	16,369	(7,379)	7,670	(1,806)	(3,402)

Ending Balance	$234,746	$216,016	$219,611	$213,729	$214,594
Reserve for lending-related commitments	46,189	31,442	39,698	42,579	36,679

Allowance for Credit Losses (2)	$280,935	$247,458	$259,309	$256,308	$251,273

	Year Ended
	December	December	December
Allowance for Loan & Lease Losses:	2022	2021	2020
Beginning Balance	$216,016	$235,830	$77,057
Cumulative Effect Adjustment for CECL	0	0	57,442

	216,016	235,830	134,499
Initial allowance for acquired PCD loans	0	12,629	18,635
Gross Charge-offs	(9,650)	(19,297)	(32,983)
Recoveries	9,549	10,578	9,386

Net (Charge-offs)	(101)	(8,719)	(23,597)
Provision for Loan & Lease Losses	18,831	(23,724)	106,293

Ending Balance	$234,746	$216,016	$235,830
Reserve for lending-related commitments	46,189	31,442	19,250

Allowance for Credit Losses (2)	$280,935	$247,458	$255,080

Notes:

(1)

Restructured loans with an aggregate balance of $7,186, $22,421, $10,336, $11,298 and $13,568 at December 31, 2022, December 31, 2021, September 30, 2022, June 30, 2022 and March 31, 2022 respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above. Restructured loans with an aggregate balance of $3,075, $102, $2,941 and $3,162 at December 31, 2022, December 31, 2021, September 30, 2022 and June 30, 2022, respectively, were 90 days past due, but not included in “EOP Non-Accrual Loans” above.

(2)	Includes allowances for loan losses and lending-related commitments.